Exhibit 3.167

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIFEPOINT CORPORATE SERVICES, GENERAL PARTNERSHIP” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     STATEMENT OF PARTNERSHIP EXISTENCE, FILED THE ELEVENTH DAY OF SEPTEMBER, A.D. 2007, AT 6:42 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID GENERAL PARTNERSHIP, “LIFEPOINT CORPORATE SERVICES, GENERAL PARTNERSHIP” -

4421481 8100H	/s/ Jeffrey W. Bullock

110292712 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620193 DATE: 03-14-11

State of Delaware Secretary of State
Division of Corporations
Delivered 07:44 PM 09/11/2007
FILED 06:42 PM 09/11/2007
SRV 071007135 — 4421481 FILE
STATE OF DELAWARE
STATEMENT OF
PARTNERSHIP EXISTENCE
1.	The name of the partnership is LifePoint Corporate Services, General Partnership

2.	The address of its registered agent in the State of Delaware is 1209 Orange Street in the City of Wilmington, Delaware Zip Code 19801.

The name of the registered agent is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Statement of Partnership Existence this 11th day of September, 2007 A.D.

LifePoint CSGP, LLC, General Partner Authorized Partner(s)
By:	/s/ Mary Kim E. Shipp
Print or Type Name(s)
Mary Kim E. Shipp